Exhibit 107

CALCULATION OF FILING FEE TABLE

Form F-4

(Form Type)

Sunrise Communications AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Class A common shares, par value CHF 0.10 per share(2)	457(a)(3)	72,044,232(4)	—	$2,786,998,169(3)	0.0001476	$411,360.93

Fees to be Paid	Equity	Class B shares with privileged voting rights, par value CHF 0.01 per share(2)	457(a)(5)	25,977,316(6)	—	$1,004,920,599(5)	0.0001476	$148,326.28

Fees to be Paid	Equity	Class A common shares, par value CHF 0.10 per share	Other	2,597,732(7)	—	— (7)	— (7)	— (7)

	Total Offering Amounts					$3,791,918,767.35		$559,687.21

	Total Fees Previously Paid							$552,246.97

	Total Fee Offsets							—

	Net Fee Due							$7,440.24

(1)

This registration statement relates to (i) Class A common shares, par value CHF 0.10 per share (the “Class A Common Shares”) and Class B shares with privileged voting rights, par value CHF 0.01 per share (the “Class B Shares”) of the registrant, which will be distributed to the shareholders of Liberty Global Ltd. (“Liberty Global”) on a record date to be determined by the board of directors of Liberty Global (the “Distribution Record Date”) in the spin-off of the registrant from Liberty Global as described in the proxy statement/prospectus which forms a part of this registration statement (the “spin-off”; Class A Common Shares distributed in the spin-off, the “Spin-Off Class A Common Shares”; and Class B Shares distributed in the spin-off, the “Spin-Off Class B Shares”), (ii) Class A Common Shares issuable upon the settlement of restricted stock units that will be granted by the registrant under its Transitional Share Adjustment Plan in connection with the spin-off (the “True-Up RSU Shares”) to certain service providers of Liberty Global and the registrant in respect of certain of such service providers’ Liberty Global restricted stock units outstanding as of the effective time of the spin-off (“Original Liberty RSUs”), and (iii) Class A Common Shares issuable upon exchange of Class B Shares by holders thereof in accordance with the registrant’s articles of association (the “Exchange Class A Common Shares”).

(2)

American depositary shares issuable upon deposit with the depositary of the Spin-Off Class A Common Shares (“Class A ADSs”) and the Spin-Off Class B Common Shares (“Class B ADSs”) registered hereby will be registered pursuant to a separate registration statement on Form F-6. Each Class A ADS represents one Spin-Off Class A Common Share and each Class B ADS represents one Class B Share.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Given that there is no proposed maximum offering price per Class A Common Share, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), by multiplying the number of Class A Common Shares being registered hereby by $38.68, which is the per share book value of such shares as of June 30, 2024, translated from CHF using the exchange rate of 1.112904, as of the same date.

(4)

The maximum number of Spin-Off Class A Common Shares, 69,856,458, has been estimated based upon the aggregate number of Class A common shares of Liberty Global, par value $0.01 per share, and Class C common shares of Liberty Global, par value $0.01 per share, in each case estimated to be outstanding as of the Distribution Record Date, divided by five. The maximum number of True-Up RSU Shares, 1,602,619, has been estimated based upon the number of Original Liberty RSUs estimated to be outstanding as of the Distribution Record Date, divided by five.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act. Given that there is no proposed maximum offering price per Class B Share, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), by multiplying the number of Class B Shares being registered by $38.68, which is the per share book value of such shares as of June 30, 2024, translated from CHF using the exchange rate of 1.112904, as of the same date.

(6)

The maximum number of Spin-Off Class B Shares, 25,977,316, has been estimated based upon the aggregate number of Class B common shares of Liberty Global, par value $0.01 per share, estimated to be outstanding as of the Distribution Record Date multiplied by two.

(7)

Represents the maximum number of Class A Common Shares issuable upon exchange of Class B Shares, calculated as the number of Class B Shares being registered hereby, divided by ten. Such Sunrise Class A Common Shares will be issued for no additional consideration and, therefore, pursuant to Rule 457(i) under the Securities Act, no registration fee is required.